UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Advanced BioEnergy, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced BioEnergy, LLC

8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

Notice of Regular Meeting of Members

to be held on Thursday, March 26, 2015

To our members:

The regular meeting of members of Advanced BioEnergy, LLC will be held at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota on Thursday, March 26, 2015 at 9 a.m. central time, for the following purposes:

1.	To set at seven the number of directors to be selected for a term of one year;

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified;

3.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015;

4.	To cast a non-binding advisory vote approving executive compensation; and

5.	To transact other business that may properly be brought before the meeting.

February 2, 2015 is the record date for the meeting and only members of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few units, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

By Order of the Board of Directors,

/s/ Scott A. Brittenham
Scott A. Brittenham Chairman of the Board

Bloomington, Minnesota

January 28, 2015

VOTING INSTRUCTIONS

The enclosed proxy is solicited by the board of directors of Advanced BioEnergy, LLC (“us” or the “Company”) for use at the 2015 regular meeting of members to be held on Thursday, March 26, 2015 and at any adjournment thereof. The regular meeting will be held at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota on Thursday, March 26, 2015 at 9 a.m. central time. Registration for the meeting will begin at 8:00 a.m. central time. This solicitation of proxies is being made by mail; however, we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about Friday, February 27, 2015. To vote:

BY MAIL

•	Mark your selections on the proxy card;

•	Date and sign your name exactly as it appears on your proxy card; and

•	Mail the proxy card in the enclosed postage-paid envelope.

BY FACSIMILE

•	Mark your selections on the proxy card;

•	Date and sign your name exactly as it appears on your proxy card; and

•	Fax the proxy card to us at 763-226-2725 by 3:00 p.m. central time on Wednesday, March 25, 2015.

IN PERSON

You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card by mail or by facsimile so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY STATEMENT

ADVANCED BIOENERGY, LLC

8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

PROXY STATEMENT FOR

2015 REGULAR MEETING OF MEMBERS

ABOUT THE REGULAR MEETING

The enclosed proxy is being solicited by our board of directors for use in connection with our regular meeting of members to be held on Thursday, March 26, 2015 at 9:00 a.m. central time at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota, and at any adjournments thereof. The mailing of this proxy statement and our form of proxy to members will commence on or about Friday, February 27, 2015.

The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your units. Instead, you may follow the instructions below to vote your units through the enclosed proxy card. Your proxy is important to ensure a quorum at the meeting.

What is the purpose of the regular meeting?

At the regular meeting, we will ask our members to vote on four matters:

•	To set at seven the number of directors to be elected for a term of one year;

•	To elect seven directors to serve for a period of one year or until their successors are elected and qualified;

•	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

•	To cast a non-binding advisory vote approving executive compensation.

Following the formal portion of the meeting, our management will report on our performance and answer questions from our members.

Who is entitled to attend the meeting?

Only members as of the record date February 2, 2015, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. central time. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please RSVP your attendance with the card enclosed.

Please also note that if you hold your units in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your ownership as of the record date, or the proxy form described below under “How do I Vote?”

Who is entitled to vote at the meeting?

Only members of record at the close of business on the record date for the meeting February 2, 2015 will be entitled to vote at the meeting or any adjournments thereof.

How many votes do I have?

On any matter that may properly come before the meeting, each member entitled to vote will have one vote for each unit owned by that member as of the close of business on the record date.

How many membership units are outstanding?

At the close of business on the record date, there were 25,410,851 outstanding membership units (“units”). Therefore, there are a total of 25,410,851 possible votes that may be submitted on any matter.

What constitutes a quorum?

Pursuant to Section 6.9 of our Fifth Amended and Restated Operating Agreement dated March 16, 2012 (the “Operating Agreement”), the presence in person or by proxy of members holding at least 50% of the issued and outstanding units is required to constitute a quorum. On the record date we had 25,410,851 issued and outstanding units, each of which is entitled to vote at the meeting. Accordingly, the presence of holders of at least 12,705,426 units at the meeting will constitute a quorum. If you submit a proxy or appear at the meeting, then your units will be considered part of the quorum.

If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of units considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

Units can be voted only if the holder of record is present at the meeting either in person or by proxy. You may vote using any of the following methods:

Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its units at the meeting. The units represented by each properly executed proxy card will be voted at the meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to us at 763-226-2725. In order for your vote to count, we must receive it by 3:00 p.m., central time, on Wednesday, March 25, 2015. If units are owned jointly by more than one person, either person may sign the proxy card.

In person. You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

If you hold your units in “street name,” you need to obtain a proxy form from the institution that holds your units. Members who hold units through a broker or agent should follow the voting instructions received from that broker or agent.

What can I do if I change my mind after I vote my units?

You may revoke your proxy by:

•	voting in person at the meeting, but attendance at the meeting alone will not revoke your proxy; or

•

giving personal or written notice of the revocation, which is received by Richard R. Peterson, our Chief Executive Officer, President and Chief Financial Officer, at our offices at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 on or before March 25, 2015 by 3:00 p.m. central time.

What is the effect of an “abstention” or “withhold” vote on the proposals to be voted on at the meeting?

A unit voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because proposals 1, 3 and 4 require not less than the affirmative vote of the holders of a majority of the units present and entitled to vote on any proposal in order to pass, an abstention will have the effect of a vote against the proposals. Directors are elected by a plurality of units voting for directors. Therefore, a “withhold” vote with respect to a director will not prevent that director from being elected if a plurality of units are voted for that director.

What is the effect of a “broker non-vote” on the proposals to be voted on at the meeting?

A “broker non-vote” occurs if your units are not registered in your name and you do not provide the record holder of your units (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable New York Stock Exchange rules. These rules apply to us even though our units are not listed on any securities exchanges. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to the matter.

Under New York Stock Exchange rules, proposal 3, the ratification of McGladrey LLP as our independent registered public accounting firm, is a routine item. As a result, brokers who do not receive instructions how to vote on this matter generally may vote on this matter in their discretion. Brokers who do not receive instructions how to vote on our other proposals may not vote on these matters.

What is the recommendation of the board of directors on my voting my units?

Our board of directors recommends a vote:

•	for the setting at seven the number of directors to be elected for a term of one year as set forth in proposal 1,

•	for the election of the seven nominees to our board of directors as set forth in proposal 2,

•	for the ratification of McGladrey LLP as our independent registered public accounting firm as set forth in proposal 3,

•	for the advisory vote approving executive compensation as set forth in proposal 4.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your units:

•	for setting at seven the number of directors to be elected for a term of one year as set forth in proposal 1,

•	for the election of the seven nominees to our board of directors as set forth in proposal 2,

•	for the ratification of McGladrey LLP as our independent registered public accounting firm as set forth in proposal 3, and

•

for the advisory vote approving executive compensation as set forth in proposal 4. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

Setting the Number of Directors. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Election of Directors. The director nominees who receive the greatest number of votes will be elected directors.

Ratify the Appointment of McGladrey LLP as Independent Registered Public Accounting Firm. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Advisory Vote Approving Executive Compensation. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

What is the effect of the 2009 Voting Agreement on the matters to be voted on?

The 2009 Voting Agreement further described in this proxy statement under “Security Ownership of Certain Beneficial Owners — Description of 2009 Voting Agreement” requires certain persons, who hold in the aggregate approximately 54.7% of our outstanding units, to vote in favor of the election of Mr. Brittenham, Mr. Miller, Mr. Nelson, Mr. Schlieman, and Mr. Peterson proposed by the board of directors as described in proposal 2. Therefore, assuming these units are voted in compliance with the 2009 Voting Agreement, Mr. Brittenham, Mr. Miller, Mr. Nelson, Mr. Schlieman, and Mr. Peterson will be elected as directors. The 2009 Voting Agreement does not require the parties to the 2009 Voting Agreement to vote for or against, or to abstain from, any of the other proposals described in this proxy statement.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, facsimile, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our units. We will reimburse these records holders for their reasonable out-of-pocket expenses in forwarding these materials.

What is a member proposal?

A member proposal is a recommendation that the Company or our board of directors take action on a matter that a member presents for approval at a meeting of our members. If you submit a proposal, your proposal should state as clearly as possible the course of action that you believe we should follow. If we place your proposal in our proxy statement, then we must also provide the means for members to vote on this proposal via the proxy card. We have explained below the deadlines and procedures for submitting member proposals.

What is the deadline for submitting a member proposal for the 2016 regular meeting of members?

In order to be considered for inclusion in next year’s proxy statement, member proposals must be submitted in writing to us by October 31, 2015. Member proposals may be submitted by members holding more than 1% of the then-outstanding units. We suggest that proposals for the 2016 regular meeting of members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including requirements in our Operating Agreement.

How do I nominate a candidate for election as a director at next year’s regular meeting?

We anticipate seven directors will stand for election at the 2016 regular meeting of members. Nominations for director seats are made by the board of directors. In addition, a member may nominate a candidate for director by following the procedures set forth in Section 5.3 of our Operating Agreement. Under our Operating Agreement, any member that intends to nominate one or more persons for election as directors at a meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your nomination must be received by January 1, 2016 for our 2016 regular meeting of members.

We may require any proposed nominee to furnish other information that may reasonably be required to determine the eligibility of the proposed nominee to serve as a director.

How may I obtain additional copies of the annual report?

Our annual report for our fiscal year ended September 30, 2014, including audited financial statements, is included with this proxy statement. Our annual report as well as our most recent quarterly report on Form 10-Q are also available online at www.advancedbioenergy.com. For additional printed copies, which are available without charge, please contact us by telephone at 763-226-2701 or by mail at Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Why did my household receive only one proxy statement when multiple members share this address?

In order to reduce expenses, we delivered only one proxy statement and annual report to multiple members that share an address unless we received contrary instructions from one or more of the security holders. Upon written or oral request to Richard R. Peterson at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 or 763-226-2701, we will promptly provide a separate copy of the proxy statement and annual report to a security holder with a shared address to which a single copy of the documents were delivered. If you wish to receive a separate copy of our proxy statements or annual reports in the future, or if you are receiving multiple copies of our proxy statements or annual reports and wish to receive a single copy in the future, please contact Richard R. Peterson as provided above.

Where is the Company’s principal executive office located?

Our principal executive office is located at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

PROPOSALS 1 & 2

ELECTION OF DIRECTORS

Setting the Number of Directors at Seven

Section 5.2 of our Operating Agreement provides that the members will by resolution fix the number of directors to be elected at each regular meeting of members. The board will propose for member approval a resolution setting the number of directors at seven for the term ending at the 2016 regular meeting of members.

Directors and Director Nominees

Our Operating Agreement currently provides that the board of directors are elected for one year terms.

As described below under “Security Ownership of Certain Beneficial Owners — 2009 Voting Agreement,” the Company and certain other parties are parties to the 2009 Voting Agreement, which, among other things, requires the parties thereto to nominate, recommend and vote for election to the board two designees of Hawkeye Energy Holdings, LLC (“Hawkeye Energy”), two designees of Clean Energy Capital, LLC (“CEC”), and the Chief Executive Officer of the Company. Our current board of directors is comprised of the following, each of whom is a nominee for election:

Name	Age	Position	Director Since
Nominee Directors:

Scott A. Brittenham	57	Chairman & Director	2008
Daniel R. Kueter	46	Director	2014

Charles Miller	68	Director	2015
Joshua M. Nelson	42	Director	2009
Troy L. Otte	47	Director	2005
J.D. Schlieman	61	Director	2015
Richard R. Peterson	49	Chief Executive Officer, President, Chief Financial Officer & Director	2009

Biographical Information for Nominee Directors

Scott A. Brittenham became Chairman of the Company in October 2011. Mr. Brittenham co-founded and since 2003 has served as president and chief executive officer of CEC, formerly Ethanol Capital Management, LLC (“ECM”), the largest fund manager for ethanol investments in the United States. Pursuant to the 2009 Voting Agreement, Mr. Brittenham was elected as a board designee of a predecessor to CEC. From 1999 through 2003, Mr. Brittenham served as President and Chief Executive Officer of Fidelity Mortgage Corporation and from 1995 through 1999, Mr. Brittenham served as the president and a director of Brittenham Investment Management. On November 16, 2005, Mr. Brittenham, as President of Fidelity Mortgage Corporation, entered into a consent order with the State of Washington Department of Financial Institutions Consumer Services Division prohibiting Mr. Brittenham from participating in the conduct of the affairs of any mortgage broker licensed by the State of Washington Department of Financial Institutions or any mortgage broker exempt from such licensing requirements for a period of ten years. On October 17, 2014, the United States Securities and Exchange Commission entered an Order making findings and imposing remedial sanctions and a cease and desist order against Clean Energy Capital, LLC and Scott A. Brittenham pursuant to Section 8(a) of the Securities Act of 1933, Section 15(b) of the Securities Exchange Act of 1934, and Sections 203(e), 203(f) and 203(k) of the Investment Advisers Act of 1940. The Order was related to activities of CEC and Brittenham with respect to private investment partnerships and limited liability companies and did not involve the Company.

Mr. Brittenham’s deep knowledge of the ethanol industry and capital markets as well as his senior leadership positions and board experience with other ethanol companies provides the board and committees with extensive industry expertise.

Daniel R. Kueter has been a member of our Board of Directors since September 2014. Mr. Kueter has served as a Partner at FlagshipSailsRx, LLC since December 2012. FlagshipSailsRx, LLC provides go to market consulting for companies selling healthcare products and services. Mr. Kueter has also served as Chief Executive Officer of the University of Iowa Health Alliance since December 2012. Prior to his current positions, Mr. Kueter served in positions of increasing authority within UnitedHealth Group, serving most recently as Chief Executive Officer of UnitedHealthCare of Iowa and Central Illinois from 2006 until November 2012. The Board believes Mr. Kueter’s experience in Board and leadership roles, and his knowledge of the Midwest business and agricultural community, brings strong practical experience to the Company’s Board of Directors.

Charles M. Miller is a Senior Managing Director of Tigress Financial Partners. He has 35 years of experience in the investment business, including senior executive responsibility with Credit Suisse First Boston, Merrill Lynch Capital Markets and William Blair & Company. Mr. Miller began his career in international finance with Getty Oil Company. He also serves as a Senior Managing Director with Clean Energy Capital (CEC) and is a member of their investment committee. He has had a significant impact on the firm’s ethanol strategy since joining the firm in 2009 and is familiar with the numerous challenges and opportunities facing the industry. He has expertise in international finance and has developed a comprehensive understanding and advised institutional clients across a variety of asset classes, including global and domestic tactical asset allocation, leveraged buyouts, currency management, venture capital, hedge funds and private equity transactions.

Mr. Brittenham and Mr. Miller serve as the two designees of CEC.

Joshua M. Nelson is a Managing Director at Thomas H. Lee Partners, L.P., a private equity firm based in Boston, Massachusetts where he has worked since 2003. Prior to this, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson has been a director of Hawkeye Energy since 2006. Mr. Nelson also serves on the board of directors of InVentiv Health, Inc., Party City Holdings, Inc., 1-800 CONTACTS, Inc., and the board of managers of Hawkeye Energy. Mr. Nelson’s financial acumen and understanding of risk and capital skills enhanced through serving on boards and committees provide the board with unique insight and acquisition experience.

J.D. Schlieman retired as President from Hawkeye Energy Holdings and its subsidiaries in 2011, which had combined annual ethanol production capacity of 460 million gallons per year. Hawkeye Gold, another subsidiary, marketed ethanol and distillers grains for all of Hawkeye’s productions facilities as well as for third party plants. Mr. Schlieman was one of the two original founders of the company and his primary responsibilities included overall operations of the company, including risk management and business development activities. He also served as CFO from 2004 through April 2007. Prior to co-founding Hawkeye, Mr. Schlieman spent 10 years at Heartland Pork in Alden, Iowa, one of the largest hog production companies in the US. He was Vice President and CFO until their sale in early 2004. Prior to Heartland Pork he served as an agricultural lender within the Farm Credit System and for Grundy National Bank as well as three years as a commodity broker.

Mr. Nelson and Mr. Schlieman currently serve as the two designees of Hawkeye Energy pursuant to the 2009 Voting Agreement. Mr. Nelson has served as a director of Hawkeye Energy since 2006. On December 21, 2009, Hawkeye Renewables, LLC (“Hawkeye Renewables”), a subsidiary of Hawkeye Energy, filed for reorganization under chapter 11 of the U.S. Bankruptcy Code in Delaware. On May 25, 2010, a Joint Plan of Reorganization of Hawkeye Renewables was filed with the court, which was confirmed on June 2, 2010, and became effective on June 18, 2010, the date on which Hawkeye Renewables emerged from protection under the Bankruptcy Code with new ownership.

Troy L. Otte has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 5,000 acres of commercial corn, soybeans and Pioneer Hy-Bred International seed. Mr. Otte has served on the board from its inception and has first-hand knowledge of our history and business. He provides the board with agriculture and commodity market experience. Richard R. Peterson joined our Company as vice president of accounting and finance and chief financial officer in November 2006 and was named chief executive officer of the Company in October 2008. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk-Advance, Inc., a manufacturer of commercial and industrial cleaning equipment. Prior to joining Nilfisk-Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc., a manufacturer of 2D and 3D vision inspection equipment from April 1999 to July 2001, and served as the chief financial officer of Premis Corporation, a point-of-sale software development company from December 1996 to April 1999. Mr. Peterson currently serves on the board as our CEO Designee pursuant to the 2009 Voting Agreement. Mr. Peterson has intimate knowledge of our business operations, and understands the many challenges of running the Company. We believe his CEO perspective is critical for the board to effectively oversee the affairs of the Company and administration of its strategies.

Each of the nominees named above has indicated a willingness to serve as a director.

Our board of directors recommends that you vote for proposal 1 to set at seven the number of directors to be elected for a term of one year and for the election of each of the seven nominees listed above to serve on our board of directors.

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP has been our independent registered public accounting firm since fiscal 2005. Upon recommendation from our audit committee, our board of directors selected McGladrey LLP to serve as our independent registered public accounting firm for our fiscal year ending September 30, 2015, subject to ratification by our members. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our members. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2015.

McGladrey LLP Attendance at Meeting

A representative of McGladrey LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by McGladrey LLP

The following table presents the aggregate fees billed for professional services by McGladrey LLP and its affiliate in our fiscal years ended September 30, 2014 and 2013, for these various services:

Description of Fees	Fiscal 2014 Amount	Fiscal 2013 Amount
Audit fees	$138,854	$190,200
Audit-related fees	14,700	—

Total audit and audit-related fees	153,554	190,200
Tax fees:
Tax compliance fees	55,185	60,000
Tax consultation and advice fees	—	7,005

Total tax fees	55,185	67,005

Total	$208,739	$257,205

Audit Fees

Audit fees consist of fees billed for audit services related to review of our interim financial statements, ethanol industry Renewable Identification Number (RIN) agreed-upon procedures, audit of our fiscal year-end consolidated financial statement and separate audit of ABE South Dakota, LLC, and the audit of an employee benefit plan.

Audit-Related Fees

We were billed $14,700 for audit-related fees during fiscal 2014, and we were billed $0 for audit-related fees during fiscal 2013. The audit-related fees for 2014 relate to the RIN agreed upon procedures that were included in audit fees in 2013, additional procedures related to board member activity and annual meeting attendance.

Tax Compliance Fees

We were billed $55,185 and $60,000 for compliance services during the years ended September 30, 2014 and 2013, respectively. Compliance services consist of planning and preparation of Company tax returns and related filings.

Tax Consultation and Advice Fees

We were billed $0 and $7,005 for tax consultation and advice fees mostly related to review of state allocations, tax forecasts, restructuring effects and related issues and other tax advice matters for fiscal 2014 and 2013, respectively.

Pre-Approval Policies and Procedures

In accordance with Section 10(A)(i) of the Securities Exchange Act of 1934, our audit committee approves the engagement of our independent registered public accounting firm to render audit and non-audit services before those services are rendered, considering, among other things, whether the proposed engagement would impact the independence of the registered public accounting firm. All of the fees reflected above were approved by the audit committee and all of the work was performed by full-time, permanent employees of McGladrey LLP.

Our board of directors recommends that you vote for proposal 3 to ratify the appointment of McGladrey LLP.

PROPOSAL 4

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our members to vote to approve the compensation of our named executive officer as disclosed in this proxy statement on an advisory, non-binding basis. As described below in detail under the heading “Executive Compensation,” our compensation programs are designed to retain management, to align the interests of our management with those of our members and to reward management for outstanding business results. Please read the “Executive Compensation” section below for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officer.

At our 2014 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our 2014 Proxy Statement by a vote of 17,827,623 in favor, 272,606 votes against, with 323,707 votes abstaining. We currently conduct our advisory votes to approve the compensation of our named executive officer on an annual basis, and we expect to conduct the next advisory vote at our 2016 regular meeting of members.

This proposal gives you, as a member, the opportunity to endorse or not endorse the compensation of our named executive officer as described in this proxy statement by voting for or against the following resolution. While our board of directors and compensation committee intend to carefully consider the member vote resulting from the proposal, which is commonly known as a “say-on-pay” proposal, the final vote will not be binding on us and is therefore, advisory in nature.

“RESOLVED, that the members approve the compensation of the Company’s named executive officer, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption ‘Executive Compensation’ of this proxy statement.”

Our board of directors recommends that you vote for proposal 4 to approve the compensation of our named executive officer, as disclosed in this proxy statement.

COMPANY GOVERNANCE

Board Leadership Structure

In the recognition of the time commitments and activities required to function effectively as both the Chairman and the Chief Executive Officer (the “CEO”) of a company with a relatively flat management structure, the Company separated the roles of Chairman of the board and CEO of the Company in 2008, and elected Mr. John Lovegrove as its Chairman. In September 2011, the board elected Mr. Brittenham to succeed Mr. Lovegrove as Chairman. Although the separation of these roles has been appropriate during this time period, the future structure of these roles depends upon the specific circumstances and dynamics of the Company’s leadership. Separation of the two offices is not mandated by the Company’s corporate governance guidelines or Operating Agreement. The separation of roles may also permit the board to recruit senior executives into the CEO position with skills and experience that meet the board’s requirements for the position, but who may not have extensive board experience.

As non-executive Chairman of the board, Mr. Brittenham serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board, committee chairs and management, he develops or approves the agenda items developed by the CEO for board meetings, sets meeting schedules of the board and presides over meetings of the board and executive sessions of the independent directors.

Board’s Role in Risk Oversight

Management is responsible for identifying risk affecting the Company’s strategy and establishing risk controls. The board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on material risks that the Company faces and how the Company is planning on reducing risks to its strategy. In some cases, risk oversight is addressed as part of the full board’s engagement with the CEO and management. In other cases, a board committee is responsible for oversight of specific risk topics. The risk management committee oversees issues related to internal control over financial reporting and risks related to commodity prices and instruments, while the compensation committee reviews the Company’s compensation policies, programs and procedures, including the incentives they create, to determine whether they present a significant risk to the Company. Based on the compensation committee’s review of the risk factors associated with our compensation programs, the compensation committee concluded that the Company’s compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company. Presentations and other information for the board and board committees generally identify and discuss relevant risk and risk control, and the board members assess and oversee risks as a part of their review of the related business, financial, or other activity of the Company.

Committees of Our Board of Directors

The Company restructured the board committees, and effective September 23, 2014, our board of directors had four standing committees: the audit committee, risk management committee, compensation committee, and governance and nominating committee. The Company eliminated the executive committee and split the audit and risk management committee into two committees. On January 8, 2015, Mr. Miller and Mr. Schlieman joined the Board and Committee membership was updated.

Audit Committee. The audit committee consists of Messrs. Otte (Chairman), Kueter and Miller. The audit committee’s function is one of oversight and, in that regard, this committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting.

The board has determined each of Messrs. Otte, Kueter and Miller is independent as defined in the rules of the NASDAQ Stock Market and under SEC Rule 10A-3. The board has also determined that Messrs. Kueter and Miller are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K. The Company’s audit committee charter is available on our website at www.AdvancedBioEnergy.com.

Risk Management Committee. The risk management committee consists of Messrs. Miller (Chairman), Kueter, Schlieman and Peterson from the board, and Ty Weisendanger, our VP of Trading and Commodities. The risk management committee’s function is to assist the board of directors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol.

Compensation Committee. The compensation committee consists of Messrs. Nelson (Chairman), Otte and Kueter. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our Company’s executive officers. The compensation committee has the authority to approve and make recommendations to the board with respect to the compensation of the CEO of the Company and evaluates the CEO’s performance in light of his goals and objectives, as determined by the compensation committee. The compensation committee consults with the CEO with respect to compensation for the Company’s other executives and the CEO may be present at meetings for deliberations on non-CEO executive officer compensation, but he may not vote. The compensation committee has the authority to engage consultants. The compensation committee is not presently engaging a compensation consultant. Our compensation committee charter is available on our website at www.AdvancedBioEnergy.com.

Governance and Nominating Committee. The governance and nominating committee consists of Messrs. Nelson (Chairman), Brittenham and Peterson. The governance and nominating committee is responsible for (i) identifying individuals qualified to become board members and recommending to the board of directors the director nominees to be considered for election by members and for election by the board of directors to fill any vacancy or newly created directorship, (ii) advising the Board regarding Board composition, procedures and committees, (iii) advising the Board regarding corporate governance guidelines and corporate governance matters applicable to the company, and (iv) overseeing the evaluation of the Board. Our governance and nominating committee charter is available on our website at www.AdvancedBioEnergy.com.

Board of Directors Meetings and Attendance

Our board of directors held five meetings during fiscal 2014, acted by written consent in lieu of a meeting on three occasions, and held periodic update calls. During fiscal 2014, the audit/risk management committee held four meetings, the compensation committee held two meetings, and the governance/nominating committee had no meetings. During fiscal 2014, each serving director attended at least 75% of the aggregate of all meetings of our board of directors and of the board committees on which the director served, except that former board member Mr. Bruce Rastetter attended three of the five board meetings.

Code of Ethics

We have adopted a code of ethics for the guidance of our chief executive and senior financial officers, and it is posted on our website at www.AdvancedBioEnergy.com. We intend to post on our website any amendments to, or waivers from, our code of ethics within five business days of the amendment or waiver.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that requires that a majority of the board of directors be independent. However, we use the independence rules of the NASDAQ Stock Market to evaluate the independence of our board of directors. We have determined that four of our non-employee directors, Messrs. Brittenham, Kueter, Miller and Otte, are independent within the definition of independence provided by the rules of the NASDAQ Stock Market. Our board of directors took into account that Mr. Brittenham has voting and disposition control over more than 10% of the Company’s units, but, per SEC Rule 10A-3(e)(1)(ii)(B), ownership of 10% of an issuer’s securities does not create a presumption of affiliation and thus lack of independence and, based upon all other factors, the board made the determination that Mr. Brittenham was independent.

Director Nominee Selection Policy

Our governance and nominating committee does not have a formal policy with regard to the consideration of any candidates nominated by members. However, our Operating Agreement allows for members to nominate directors for election and our governance and nominating committee will consider any and all candidates submitted for consideration by any member. Our governance and nominating committee does not have a formal policy with regard to diversity. However, it reviews the current composition of the board to determine the diversity needs of the board, including those related to skills, experience, race, national origin and gender. Any member that wishes to submit a potential candidate for consideration may do so by providing a written request for consideration, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your request for consideration must be received by January 1, 2016 for our 2016 regular meeting of members. Each notice must set forth:

•	the name and address of record of the member who is making the recommendation;

•

a representation that the member is a holder of record of our units entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name, age, business and residence address, and principal occupation of employment of each nominee;

•

a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the member;

•

such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the consent of each nominee to serve as a director if so elected; and

•

a nominating petition signed and dated by the holders of at least five percent (5%) of the then-outstanding units and clearly setting forth the proposed nominee as a candidate for a director’s seat to be filled at the next election of directors.

We may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility and desirability of the proposed nominee to serve as a director. Our Operating Agreement provides that if a nomination was not made in accordance with the procedures set forth in our Operating Agreement, the defective nomination can be disregarded.

Compensation Committee Interlocks and Insider Participation

None of the members of the board who served on our compensation committee during 2014 have ever been an officer or employee of our Company. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Attendance at Member Meetings

The directors are encouraged, but not required, to attend all meetings of our members. One of our then-serving directors, the CEO director, attended our 2014 regular meeting of members. The Board Chairman attended the meeting telephonically.

Procedures for Contacting the Board of Directors

Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with “chairman of the board” or the names of specified directors. This letter should be placed in a larger envelope and mailed to Advanced BioEnergy, LLC, Attention: Christine Schumann, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437. Christine Schumann will forward the sealed envelopes to the designated recipients.

Report of the Audit Committee

The role of our Audit Committee is one of oversight of our Company’s management and independent registered public accounting firm with regard to our Company’s financial reporting and controls regarding accounting and risk of material loss. In performing its oversight function, this committee relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

Our Audit Committee has (i) reviewed and discussed our audited financial statements for fiscal 2014 with our Company’s management; (ii) discussed with our Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and (iv) discussed with our Company’s independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the review and discussions with management and the independent registered public accounting firm referred to above, our committee recommended to the board of directors that the audited financial statements be included in our Company’s annual report on Form 10-K for fiscal 2014 and filed with the Securities and Exchange Commission.

THE FISCAL 2014 AUDIT COMMITTEE

TROY L. OTTE

DANIEL R. KUETER

SCOTT A. BRITTENHAM

JONATHAN K. HENNESS

CORPORATE GOVERNANCE

For further information relating to Certain Relationships and Related Transactions, see “Certain Relationships and Related Transactions” below. For further information relating to Director Independence, see “Company Governance” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of February 2, 2015, the ownership of units by each member that we know owns beneficially more than 5% of the outstanding units, each director and director nominee, each named officer and all executive officers and directors as a group. At the close of business on February 2, 2015, there were 25,410,851 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated by footnote or under the “Description of 2009 Voting Agreement” below, the listed beneficial owner has sole voting power and investment power with respect to such units, no director or executive officer has pledged as security any units shown as beneficially owned, and the mailing address for each person listed in the table is 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership(#)		Percentage of Outstanding Units
Non-Employee Directors:
Scott A. Brittenham	3,844,997	(1)	15.1%
Daniel R. Kueter	—		*
Charles M. Miller	—		*
Joshua M. Nelson	8,505,224	(2)	33.5%
Troy L. Otte	103,872		*
J.D. Schlieman	—		*

Named Executive Officer:
Richard R. Peterson	175,400		*

Executive officer, directors and director nominees as a group (8 persons)	12,629,493		49.7%

More than 5% Owners:
South Dakota Wheat Growers Association	1,275,996		5.0%
908 Lamont Street South
Aberdeen, SD 57402

Clean Energy Capital, LLC	3,844,997	(1)	15.1%
5151 E. Broadway, Suite 510 Tucson, AZ 85711

Hawkeye Energy Holdings, LLC	8,505,224	(2)	33.5%
1650 Golden Aspen Drive, Suite 108 Ames, IA 50010

*	Less than 1%
(1)	Includes: 591,268 units directly owned by Ethanol Capital Partners, L.P. Series E (“ECP Series E”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

475,462 units directly owned by Ethanol Capital Partners, L.P. Series T (“ECP Series T”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

387,946 units directly owned by Ethanol Capital Partners, L.P. Series N (“ECP Series N”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

381,544 units directly owned by Ethanol Capital Partners, L.P. Series Q (“ECP Series Q”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

379,617 units directly owned by Ethanol Capital Partners, L.P. Series V (“ECP Series V”), of which CEC is the general partner and investment advisor and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

318,420 units directly owned by Ethanol Capital Partners, L.P. Series R (“ECP Series R”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

258,249 units directly owned by Ethanol Capital Partners, L.P. Series O (“ECP Series O”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

258,016 units directly owned by Ethanol Capital Partners, L.P. Series P (“ECP Series P”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

249,234 units directly owned by Ethanol Capital Partners, L.P. Series I (“ECP Series I”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

226,247 units directly owned by Ethanol Capital Partners, L.P. Series H (“ECP Series H”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

115,072 units directly owned by Ethanol Capital Partners, L.P. Series L (“ECP Series L”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

109,531 units directly owned by Ethanol Capital Partners, L.P. Series J (“ECP Series J”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

94,391 units directly owned by Ethanol Capital Partners, L.P. Series S (“ECP Series S”), of which CEC is the general partner and investment advisor to and has sole voting and dispositive power over its assets. Mr. Brittenham and CEC disclaim beneficial ownership of these units, except to the extent of their pecuniary interest therein.

(2)	Includes 8,505,224 units owned by Hawkeye Energy of which Mr. Nelson is on the board of managers. Mr. Nelson disclaims beneficial ownership of these units, except to the extent of his pecuniary interest therein.

2009 Voting Agreement

In August 2009, Hawkeye Energy, entities associated with CEC (and predecessor entities), South Dakota Wheat Growers Association and certain directors entered into a voting agreement, as amended January 12, 2015

(“2009 Voting Agreement”), in conjunction with the issuance and sale of our units in a private equity offering. The number of units owned by each party to the 2009 Voting Agreement is set forth in the table below.

The 2009 Voting Agreement requires each of the parties thereto to (i) nominate for election to the board the following persons listed below (the “Designees”), (ii) recommend to the members of the Company the Designees, and (iii) vote (or act by written consent) all units beneficially owned by that party at any meeting of our members in favor of the Designees. The Designees include:

•	two representatives designated by Hawkeye Energy — Joshua M. Nelson and J.D. Schlieman are currently designated by Hawkeye Energy for this purpose;

•	two representatives designated by CEC — Scott A. Brittenham and Charles M. Miller are currently designated by CEC for this purpose; and

•	the Chief Executive Officer of the Company (the “CEO Board Member”) — Richard R. Peterson is currently designated for this purpose.

The 2009 Voting Agreement also requires that each party thereto not take any action that would result in the removal of any of the Designees without the consent of Hawkeye Energy, CEC and the CEO Board Member. Each of the parties to the 2009 Voting Agreement granted to Hawkeye Energy and EIP (now CEC) an irrevocable proxy coupled with an interest to vote such party’s units in accordance with the terms of the 2009 Voting Agreement.

For purposes of Section 13(d) of the Securities Exchange Act of 1934, a total of 13,905,489 units may be deemed to be beneficially owned by virtue of the 2009 Voting Agreement, representing approximately 54.72% of our outstanding units. The number of such units held by each party to the 2009 Voting Agreement is as follows:

Name	Units Owned (#)
Ethanol Capital Partners L.P., Series E	591,268	(1)
Ethanol Capital Partners L.P., Series T	475,462	(1)
Ethanol Capital Partners L.P., Series N	387,946	(1)
Ethanol Capital Partners L.P., Series Q	381,544	(1)
Ethanol Capital Partners L.P., Series V	379,617	(1)
Ethanol Capital Partners L.P., Series R	318,420	(1)
Ethanol Capital Partners L.P., Series O	258,249	(1)
Ethanol Capital Partners L.P., Series P	258,016	(1)
Ethanol Capital Partners L.P., Series I	249,234	(1)
Ethanol Capital Partners L.P., Series H	226,247	(1)
Ethanol Capital Partners L.P., Series L	115,072	(1)
Ethanol Capital Partners L.P., Series J	109,531	(1)
Ethanol Capital Partners L.P., Series S	94,391	(1)
Troy L. Otte	103,872
Richard R. Peterson	175,400
South Dakota Wheat Growers Association	1,275,996
Hawkeye Energy Holdings, LLC	8,505,224	(2)

Total	13,905,489

(1)	Scott A. Brittenham serves as the Managing Member, President and Chief Executive Officer, and Charles Miller serves as a Managing Director of CEC, which is the general partner of each of the Ethanol Capital Partners, L.P. Series in the table above.

(2)	Joshua M. Nelson is a member of the board of managers of Hawkeye Energy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principal elements of compensation paid to our named executive officers and the compensation philosophy and objectives of our compensation program. Because Richard R. Peterson was our only named executive officer for the fiscal year ended September 30, 2014 and he is currently our only named executive officer, the following discussion focuses on compensation for Mr. Peterson.

Our compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the Company’s executives. Our compensation committee has the authority to retain compensation consultants to assist it in evaluating compensation. Our compensation committee also has the responsibility for monitoring adherence with our compensation philosophy, which is further described below, and ensuring that the total compensation paid to our executive officers is transparent, fair, reasonable and competitive. Our compensation committee has authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate.

In 2014, decisions regarding the compensation of Mr. Peterson were made by our board upon the recommendation of our compensation committee.

Compensation Philosophy and Objectives

Our compensation philosophy embodies the following principles:

•	the compensation program should retain management to foster continuity in our operations;

•	the compensation program should align the interests of our management with those of our members; and

•	the compensation program should reward management for outstanding business results.

In structuring a compensation program that will implement these principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to retain executives; and

•	a portion of total compensation should be contingent on, and variable with, achievement of personal and Company performance goals.

Compensation Elements

For 2014, the principal components of our compensation for our named executive officer included:

•	base salary;

•	incentive cash bonuses;

•	equity compensation; and

•	perquisites and other personal benefits.

We expect that the principal components of compensation for Mr. Peterson and any other named executive officer who may be hired in 2015 will be comprised of the same principal components. These components have typically been included in the employment agreements for any named executive officer, as well as in Company policies. In addition to employment agreements, we have also entered into restricted unit agreements and change of control agreements that are further described below. Mr. Peterson currently has an employment agreement, and a unit appreciation right agreement.

Compensation Tranches

Mr. Peterson received compensation during the current fiscal year from two separate tranches. The first compensation tranche is compensation paid to Mr. Peterson related to the sale of the Fairmont facility in December 2012. Payments received during the year related to the sale of the Fairmont facility included the Escrow Incentive Bonus equal to $150,000 and the Severance Payments equal to $570,000 or 104 weeks of salary. Because Mr. Peterson received the Severance Payments in fiscal 2014, he is no longer entitled to any severance in the future. Each of these payments were based on specific requirements which were met during the current year and are further described below under “Employment Agreement with Named Executive Officer” and “2013 Bonuses and Unit Appreciation Right”.

The second tranche of compensation is related to the Company’s performance during the current year. The Company provided for salary, incentive cash bonuses and equity compensation in the form of unit appreciation rights. Tranche two compensation is described below.

The Company did not adopt a specific performance bonus plan for fiscal 2013 other than payments related to the sale of the Fairmont facility in December 2012. However, in fiscal 2014 the Company adopted a specific performance bonus plan for Mr. Peterson. The board took the following actions otherwise described in this proxy statement including:

•	Entered into a second amendment to Mr. Peterson’s employment agreement;

•	Provided for an incentive cash bonus of $75,000 if specific financial targets were achieved; and

•	Provided for an additional 12,500 unit appreciation rights if specific financial targets were achieved.

Base Salary

Base salary is targeted to provide named executive officers with a fixed base amount of compensation for services rendered during the year. We believe this is consistent with competitive practices and will help ensure we retain qualified leadership in those positions in light of salary norms in our industry and the general marketplace. Traditionally, base salary for our named executive officers has been included in employment agreements and Mr. Peterson’s employment agreement includes a base salary of $285,000. In the past, the amounts of base salary contained in our employment agreements were determined for each executive based on position and responsibility and other market data. Our compensation committee targeted salaries for our named executive officer at the lower end of the median range for comparable companies. While it has been difficult for the compensation committee to gather information for comparable companies on an on-going basis, the compensation committee periodically reviews base compensation in connection with execution and renegotiation of employment agreements with executives to ensure we maintain a competitive position.

Incentive Cash Bonuses

Our board of directors, under the recommendation of the compensation committee, has used, and expects to continue to use, incentive cash bonuses to focus our management on achieving key Company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these Company financial objectives and individual behaviors and goals.

Equity Compensation

Our board of directors, under the recommendation of the compensation committee, also used, and expects to continue to use, equity compensation to focus our management on achieving key Company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these Company financial objectives and individual behaviors and goals.

In fiscal 2013, we issued Mr. Peterson unit appreciation rights as described below under “2013 Bonuses and Unit Appreciation Right,” that was approved by our members at the 2013 regular meeting of members.

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program. We believe that these perquisites better enable us to attract and retain superior employees for key positions and are consistent with the Company’s employment agreements. The compensation committee believes that the benefits provided to Mr. Peterson, which primarily consists of the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the Company.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under generally accepted accounting principles, which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is earned. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.

The compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless it meets an exception under Section 162(m).We currently intend that all cash compensation paid will be tax deductible.

Consideration of Results of Prior Year’s Advisory Vote on Executive Compensation

In establishing executive compensation for fiscal 2015, our compensation committee considered the result of our members’ non-binding advisory vote. At our 2014 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our 2014 Proxy Statement by a vote of 17,827,623 in favor, 272,606 votes against, with 323,707 votes abstaining. Based in part on these results, the committee believes that the current compensation structure is an effective method and the Company has retained the same principal elements of base salary, incentive cash bonuses, equity compensation, and perquisites and other personal benefits.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement for the 2015 regular meeting of members.

Respectfully submitted,

The Fiscal 2014 Compensation Committee

TROY L. OTTE JOSHUA M. NELSON JONATHAN K. HENNESS

Summary Compensation Table

The following table shows, for our Chief Executive Officer, President and Chief Financial Officer, referred to as our named executive officer, information concerning compensation earned for services in all capacities for the fiscal years ended September 30, 2014, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard R. Peterson	2014	285,000	720,000	—	75,000	19,334	1,099,334
Chief Executive Officer,	2013	285,000	172,500	—	—	18,377	475,877
President and Chief Financial Officer	2012	285,000	—	—	27,500	23,707	336,207

(1)	The fiscal 2014 bonus consists of amounts related to agreements in connection with the fiscal 2013 Asset Sale. The fiscal 2013 bonus consists of the $100,000 from the successful closing of the Asset Sale and a $72,500 “Cost-Saving Bonus.”
(2)	Mr. Peterson earned unit appreciation rights for 12,500 units and 200,000 units in Fiscal 2014 and 2013, respectively. The Company has assigned no value to these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation (“Topic ASC 718”). See “Fiscal 2013 Unit Appreciation Right.”
(3)	Amounts consist of bonuses earned under Mr. Peterson’s annual performance-based bonus plan.
(4)	The 2014 amounts consist of $6,334 for the portion of the purchase, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2014 amount also includes $13,000 in Company contributions to the 401(k) plan. The 2013 amounts consist of $5,877 for the portion of the purchase, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2013 amount also includes $12,500 in Company contributions to the 401(k) plan. The 2012 amounts consist of $11,207 for the portion of the purchase, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2012 amount also includes $12,500 in Company contributions to the 401(k) plan.

The following table sets forth certain information concerning certain plan-based awards granted to the named executive officers related to the fiscal year ending September 30, 2014:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Units		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard P. Peterson	8/12/2014	75,000	75,000	75,000	12,500	(1)	1.00	—

(1)	Reflects Incentive Bonus Opportunity of $75,000 and Unit Appreciation Right Opportunity. The Unit Appreciation Right was approved by the Board of Directors and issued on January 28, 2015.
(2)	The Company assigned no value to this award under Topic ASC 718.

Employment Agreement with Named Executive Officer

On May 11, 2011, the Company entered into a Second Amended and Restated Employment Agreement (“2011 Employment Agreement”) with Richard Peterson, Chief Executive Officer and Chief Financial Officer. Under the 2011 Employment Agreement, Peterson received (i) an annual base salary of $285,000 effective as of October 1, 2010; (ii) the right to participate in all employee benefit plans and programs of the Company; (iii) use of an automobile while employed by the Company; (iv) three weeks annually of paid vacation time off in accordance with the Company’s normal policies; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; and (vi) an annual cash performance bonus of up to 37.0% of his base salary based on achievement of certain criteria established by the Company’s compensation committee.

Mr. Peterson agreed, as part of the 2011 Employment Agreement, that (i) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (ii) he will not take a corporate opportunity from our Company; (iii) he will not engage in competition with our Company; (iv) he will not attempt to hire an employee of our Company during his employ or during a 24-month period thereafter; (v) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (vi) he will disclose to, and give all rights and ownership to, the Company in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

As a result of the December 2012 sale of substantially all the assets of our ABE Fairmont subsidiary, the Company and Mr. Peterson entered into an Amendment No. 1 dated January 18, 2013 to the 2011 Employment Agreement, under which, among other things, Mr. Peterson was guaranteed an extended employment term of 18 months, from December 7, 2012 through June 7, 2014 (the “Extended Term”). On the last day of the Extended Term or June 7, 2014, Mr. Peterson was entitled to the “Severance Payment”, or 2 years of Mr. Peterson’s base salary amount for a total of $570,000.

Effective June 7, 2014, the Company and Mr. Peterson entered into Amendment No. 2 (“Amendment No 2”) to Mr. Peterson’s 2011 Employment Agreement. Under Amendment No. 2, the Company and Mr. Peterson agreed that Mr. Peterson’s term as President and Chief Executive Officer would continue beyond June 7, 2014 on an “at will” basis and that the Company would pay Mr. Peterson the Severance Payment described in Amendment No. 1. The other provisions of Mr. Peterson’s Employment Agreement remain in effect.

2013 Bonuses and Unit Appreciation Right

On January 18, 2013, the board of directors, upon the recommendation of the board’s compensation committee, in consideration of the contributions made by Mr. Peterson, the Company’s Chief Executive Officer and Chief Financial Officer to the Company during the fiscal year ended September 30, 2013 and in connection with the Company’s Asset Sale, which closed on December 7, 2012, took several actions with respect to Peterson’s compensation and employment:

Transaction Bonus

The board ratified and approved the payment of a $100,000 bonus to Mr. Peterson on December 29, 2012, recognizing Mr. Peterson’s contributions in connection with the successful closing of the Asset Sale.

Cost-Savings Incentive Bonus

The board approved the payment of a $72,500 bonus, payable immediately, recognizing Mr. Peterson’s contributions in implementing cost-saving measures during fiscal 2013.

Escrow Incentive Bonus

The board authorized the future payment to Mr. Peterson of up to $150,000 (the “Escrow Incentive Bonus”) if the Company received the maximum of $12.5 million in the escrow account created in connection with the Asset Sale. The Escrow Incentive Bonus became payable to Mr. Peterson in June 2014 after the final escrow funds were released.

Fiscal 2013 Unit Appreciation Right

The board awarded Mr. Peterson a Unit Appreciation Right (“UAR”) for 200,000 units. The UAR vested 1/18 per month over an 18-month period beginning December 7, 2012 and will be paid in cash upon such time as ABE sells all or substantially all the assets of the South Dakota plants. The UAR became fully vested on June 7, 2014. The UAR will expire four years following the date of grant. The UAR was issued for no consideration and had an initial grant price of $1.15 per unit at the time of the grant. The grant price for the UAR would be reduced by any distribution received by the Company’s unit holders from (i) the $12.5 million placed in escrow, (ii) the $10 million of cash reserved by the Company in connection with the Asset Sale, or (iii) any other cash dividend received by the Company’s unit holders from the cash reserves at the parent company, Advanced BioEnergy, LLC. The grant price would also be reduced in the event the $12.5 million of escrow proceeds or the $10.0 million of cash retained by the Company are not distributed to the Company’s unit holders. In order to ensure compliance under Section 162(m) of the Internal Revenue Code, the issuance of the UAR was subject to unit holder approval within 12 months of grant, and was approved by members at the 2013 regular meeting of members.

In October 2013, the Company made a cash distribution of $0.31 per unit to its unit holders and the price on Mr. Peterson’s UAR was reduced to $0.84 per unit.

In June 2014, the Company made a cash distribution of $0.48 per unit to its unit holders and the price on Mr. Peterson’s UAR was reduced to $0.36 per unit.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officer at September 30, 2014. In addition, Mr. Peterson received a 12,500 unit appreciation award on January 28, 2015.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised option (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard R. Peterson	200,000	—	$0.36	12/07/2016	None	None

Director Compensation

The following table shows director compensation earned for each of our non-employee directors during the fiscal year ended September 30, 2014. The Company made these payments in January 2015.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Scott A. Brittenham	38,500	38,500
Jonathan K. Henness	27,000	27,000
Joshua M. Nelson	27,500	27,500
Bryan A. Netsch	18,750	18,750
Troy L. Otte	28,500	28,500
Bruce L. Rastetter	25,000	25,000

Fiscal 2015 Director Compensation

On January 8, 2015, our Board of Directors established non-employee director compensation for 2015. For fiscal 2015, the board service payment structure was changed from an annual payment structure to payments made quarterly in arrears. Each non-employee director will be entitled to receive a retainer of $6,250 per quarter, and the board Chairman will receive an additional $2,500 retainer per quarter. Regular meeting attendance is required to receive retainer payments. Fees for serving on committees will also be paid on a quarterly basis in arrears. Committee fees will be paid on a per meeting basis, with meeting attendance required in order to receive payment. Committee members will be paid $750 per meeting for serving a member of the audit committee, and $500 per meeting for each of the risk management, compensation and governance/nominating committees. The Chair of the audit committee will receive an additional $500 per meeting, while the Chairs of the risk management, compensation and governance/nominating committees will receive an additional $250 per meeting. Each director is also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Promoters and Related Persons

The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding membership units and the immediate family members of any of those persons.

Related Party Transaction Approval Policy

While we had no written related-party transaction policy in effect prior to March 16, 2012, at our 2012 Annual Meeting of Members, a revised Section 5.11 was added to our Fifth Amended and Restated Operating Agreement to establish a more thorough mechanism for resolving any conflicts of interest that may arise in the future. All future related party transactions, other than grain purchases, will be approved by a majority of the disinterested directors using this procedure. In addition to compensatory transactions described under “Executive Compensation,” we have engaged in the following transactions with our related persons:

Grain Purchases from South Dakota Wheat Growers Association (“SDWG”)

During fiscal 2014, ABE South Dakota purchased $108,744,342 of corn from SDWG pursuant to a grain origination agreement. SDWG owns 5.02% of the Company’s outstanding units.

Grain Purchases from Directors

From October 1, 2013 to September 30, 2014, there were no grain purchases from any of the Company’s directors or entities associated with any of the Company’s directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, officers and 10% or greater unit holders to file initial reports of unit ownership and reports of changes in unit ownership with the SEC. Our directors and officers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. In the past, the Company has assisted its new directors in filing initial reports on Form 3. In connection with Mr. Kueter’s election to the Board in September 2014, due to an administrative error, his Form 3 was filed two days late.

Based solely on a review of the copies of other forms furnished to us and written representations from our directors and officers, all other Section 16(a) filing requirements were met for fiscal 2014.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of members, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the membership units represented by these proxies.

By Order of the Board of Directors,

/s/ Scott A. Brittenham
Scott A. Brittenham Chairman of the Board

January 28, 2015

ADVANCED BIOENERGY, LLC

PROXY CARD FOR 2015 REGULAR MEETING OF MEMBERS

March 26, 2015

9:00 AM (Central Time)

Dakota Event Center

720 Lamont Street

Aberdeen, SD 57401

Advanced BioEnergy, LLC 8000 Norman Center Drive, Suite 610 Bloomington, MN 55437	proxy

Solicited on Behalf of the Board of Directors of Advanced BioEnergy, LLC

The undersigned holder(s) of membership units of Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), hereby appoints Richard R. Peterson and Scott. A. Brittenham, or either of them, as proxies, with power of substitution, to vote all of the membership units that the undersigned is entitled to vote at the Company’s regular meeting of members to be held at 720 Lamont Street, Aberdeen, SD 57401, on March 26, 2015, 9:00 a.m. central time, and at any adjournment thereof, as follows:

See reverse for voting instructions.

ò  Please detach here  ò

1.	Approval of proposal to set at seven the number of directors to be elected for a term of one year.	☐ For	☐ Against	☐ Abstain

Instructions: To withhold authority to vote for any individual nominee, strike a line through the individual’s name below.

2.	Election of Directors 01 Scott A. Brittenham 02 Daniel R. Kueter 03 Joshua M. Nelson 04 Charles M. Miller 05 JD Schlieman 06 Troy L. Otte 07 Richard R. Peterson.	☐ FORall nominees listed (except if any name is lined out)	☐ WITHHOLDAUTHORITY to vote for all nominees listed

3.	Approval of the proposal to ratify the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.	☐ For	☐ Against	☐ Abstain

4.	To cast a non-binding advisory vote on executive compensation.	☐ For	☐ Against	☐ Abstain

5.	In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	☐ GRANT AUTHORITY to vote		☐ WITHHOLD AUTHORITY to vote

A vote FOR proposal 1, FOR the nominees in proposal 2, FOR proposal 3 and 4, and granting the proxy discretionary authority, is recommended by the Company’s board of directors. When properly executed, this proxy will be voted in the manner directed by the undersigned member(s). If no direction is given, the proxy will be voted FOR the proposal 1, FOR the nominees in proposal 2, FOR proposal 3, FOR proposal 4 and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked abstain are counted only for purposes of determining whether a quorum is present at the meeting.

Date

Signature(s) in Box
Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).
ANNUAL MEETING RSVP
☐ Yes. I/We plan to attend the March 26, 2015 Annual Member meeting at the Company’s offices in Bloomington, MN.
☐ No, I/We will not be able to attend the meeting.